Exhibit 99.1
                                 PRESS RELEASE



FOR IMMEDIATE RELEASE              CONTACT:

Tremont Corporation                J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300          Vice President-Controller & Treasurer
Denver, Colorado  80202            303-296-5652

                           TREMONT DECLARES DIVIDEND

     DENVER, COLORADO . . . May 4, 1999 . . . Tremont Corporation (NYSE: TRE) announced today that its board of directors, at the board's annual meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on June 30, 1999 to stockholders of record as of the close of business on June 15, 1999.

     In addition, Tremont announced that at the annual meeting of stockholders, Tremont stockholders reelected Susan E. Alderton, Richard J. Boushka, J. Landis Martin, Glenn R. Simmons, Harold C. Simmons, General Thomas P. Stafford and Avy
H. Stein as directors.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.



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